Exhibit 10.60

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE is made this 20th day of September, 2007, by and between RB KENDALL FEE, LLC (“Landlord”) and CEQUENT PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”).

R E C I T A L S:

A. Reference is made to an Indenture of Lease dated December 19, 2006, by and between Landlord, and Tenant, as amended by First Amendment of Lease also dated December 19, 2006 and Second Amendment of Lease dated March 23, 2007 (as amended, the “Lease”) demising approximately 4,629 s.f. of rentable square feet of space on a portion of the first floor, approximately 456 s.f. of rentable space in the basement (collectively, the “Original Premises”) and approximately 98 s.f. of storage space in the basement of Building 600/700 at One Kendall Square, Cambridge, Massachusetts. Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B. Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C. Landlord and Tenant now desire to amend the Lease as set forth herein.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Commencing on the date Landlord substantially completes Landlord’s Work (as defined herein) and delivers the Additional Premises (as defined herein) (the “Additional Premises Commencement Date”) to Tenant and continuing through the expiration of the term on May 31, 2010, the premises demised under the Lease shall be deemed to include the approximately 1,768 s.f. of rentable square feet of space located on the first floor of Building 600/700 within the Complex, as more particularly shown crosshatched on the plan attached hereto as Exhibit A-l (the “Additional Premises”) together with the Original Premises. Tenant shall be permitted to use the Additional Premises for only the purposes set forth in the Lease. Except as otherwise provided herein, Tenant’s use of the Additional Premises shall be subject to all of the terms and conditions of the Lease. Yearly Rent for the Additional Premises shall be as follows: For the period commencing thirty (30) days after the Additional Premises Commencement Date (the “Additional Premises Rent Commencement Date”) through the end of the 12th complete month following the Additional Premises Rent Commencement Date, $61,880.00, payable in monthly installments of $5,156.67, as set forth in Lease; For month 13 through month 24, $63,648.00, payable in monthly installments of $5,304.00, as set forth in the Lease and for month 25 through May 31, 2010, $65,416.00, payable in monthly installments of $5,451.33, as set forth in the Lease.

2. Tenant’s Proportionate Building Share with respect to the Additional Premises shall be 0.738% and Tenant’s Proportionate Common Share with respect to the Additional Premises shall be 0.268% (the “Additional Premises Share”). Commencing as of Additional Premises Rent Commencement Date and continuing throughout the term of the Lease, and in addition to the Tax Share and Operating Expense Share payable by Tenant under the Lease for the Original Premises, Tenant shall pay the its Tax Share and Operating Expense Share in respect of the Additional Premises based upon the Additional Premises Share. Tenant shall also pay for its use of utilities in the Additional Premises on a pro rata basis as billed by Landlord.

3. Tenant agrees that, with the exception of physically connecting the Original Premises to the Additional Premises by re-opening an existing doorway or passageway, erecting a demising wall to segregate the Additional Premises from the remaining space within the floor of the Building and repairing any walls, carpeting or paint impacted by such work (collectively, the “Landlord’s Work”), as depicted on Exhibit A-2, which Landlord shall perform at its expense, Tenant is taking the Additional Premises “as-is”, in the condition in which the Additional Premises is in as of the date hereof, without any obligation on the part of Landlord to prepare or construct the Additional Premises for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the Additional Premises or its fitness for any use or purpose. Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction of Tenant, Landlord shall use reasonable speed and diligence to have the Landlord’s Work substantially completed by September 1, 2007. The failure to have the Additional Premises ready for Tenant’s occupancy on September 1, 2007 shall in no way affect the validity of this Third Amendment or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of the Lease as amended by this Third Amendment. If the Additional Premises is not ready for Tenant’s occupancy on September 1,2007, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

4. With the exception of the Landlord’s Work, Tenant shall be responsible for all leasehold improvement work necessary to prepare the Additional Premises for occupancy by Tenant (the “Tenant’s Work”). Tenant’s Work shall be subject to Landlord’s approval of plans for said work and shall otherwise be subject to the provisions of the Lease, including, without limitation, Sections 12 and 13 of the Lease. As an inducement to Tenant entering into this Third Amendment, and subject to the terms and conditions set forth herein Landlord shall pay to Tenant for reimbursement of its hard and soft costs in connection with Tenant’s Work, including, without limitation, telephone and data cabling costs, up to a maximum amount of $17,680.00 (the “Landlord’s Contribution”). Tenant shall have the right to obtain payment of the Landlord’s Contribution at any time after Tenant’s Work has been completed, and provided Tenant has occupied the Additional Premises for the permitted use, by submitting to Landlord (i) a detailed statement, including third party invoices and other documentation reasonably requested by Landlord evidencing the total cost of, and payment for Tenant’s Work, and (ii) all lien waivers relating to items, services and work performed in connection with all phases or portions of Tenant’s Work. Notwithstanding anything to the contrary contained in the Lease: (i) Landlord’s obligation to pay Landlord’s Contribution shall be conditioned upon there existing no default by Tenant in its obligations under the Lease at the time that Landlord would be required to make such payment; and (ii) Landlord shall have no obligation to advance any funds or pay any amounts on account of Tenant’s Work in excess of Landlord’s Contribution.

5. Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Third Amendment except for Beal and Company, Inc. and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Third Amendment, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

6. In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

IN WITNESS WHEREOF the parties hereto have executed this Third Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC,		CEQUENT PHARMACEUTICALS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Robert L. Beal	By:	/s/ Peter D. Parker
	Robert L. Beal, its authorized signatory		Name: Peter D. Parker
Title: President

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